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                                                                   EXHIBIT 10.3

                             DYNATECH CORPORATION

                         DIRECTORS STOCK PURCHASE PLAN

   Section 1. General Purpose of the Plan; Definitions

   The name of the plan is the Dynatech Corporation Directors Stock Purchase Plan (the "Plan"). The purpose of the Plan is to encourage and enable Eligible Directors to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

   The following terms shall be defined as set forth below:

   "Board" means the Board of Directors of the Company.

   "Company" means Dynatech Corporation, a Delaware corporation.

   "Eligible Director" means any member of the Board other than any member who is (i) compensated as an employee of the Company or any of its Subsidiaries or
(ii) a principal of Clayton Dubilier & Rice, Inc. who holds a direct or indirect financial interest in the Company by virtue of having an interest in Clayton Dubilier & Rice Fund V Limited Partnership or its general partner or limited partners.

   "Effective Date" means the date on which the Plan is adopted by the Board.

   "Fair Market Value" means the fair market value of a share of Stock, as determined in good faith by the Board, which determination shall be made on the basis of an independent valuation of the Stock and such other factors as the Board deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and its Subsidiaries in recent periods, the potential value of the Company and its Subsidiaries as a whole, the future prospects of the Company and its Subsidiaries and the industries in which they compete, the history and management of the Company and its Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and its Subsidiaries and the trading price of the Stock. The determination of Fair Market Value will not give effect to any restrictions on transfer of the Stock, the fact that the Stock would represent a minority interest in the Company or the fact that the Stock is not liquid. The Fair Market Value as determined in good faith by the Board and in the absence of fraud shall be binding and conclusive upon all parties. Notwithstanding the foregoing, after any Public Offering, Fair Market Value on any date shall be the average of the high and low trading price of a share of Stock on the principal national securities exchange on which the Stock is admitted to trade or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first day immediately preceding such day on which such exchange or quotation system was open for trading.

   "Public Offering" means an underwritten public offering of the Stock after the Effective Date led by at least one underwriter of nationally recognized standing.

   "Stock" means the Common Stock of the Company, par value $.01 per share, subject to adjustments pursuant to Section 3.

   "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the

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last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

   Section 2. Administration of Plan

   The Plan shall be administered by the Board. The Board shall have the power and authority to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings (including rules regarding whether and on what basis Eligible Directors may participate in decisions regarding the Plan or the determination of Fair Market Value) as it shall deem advisable; to interpret the terms and provisions of the Plan; to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan. All decisions and interpretations of the Board shall be binding on all persons, including the Company and Eligible Directors.

   Section 2. Shares Issuable under the Plan; Mergers; Substitution

   (a) Shares Issuable. The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,500,000. Shares of Stock issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

   (b) Stock Dividends, Mergers, etc. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Board shall make appropriate adjustments to the number and kind of shares of stock or securities which may be purchased pursuant to the terms of the Plan.

   Section 3. Right to Purchase Stock.

   Shares of Stock may be purchased under the Plan at such price as shall be determined by the Board, but in no event shall such purchase price be less than the Fair Market Value thereof on the date of purchase. Unless otherwise determined by the Board, each Eligible Director shall be allowed to purchase stock having a Fair Market Value of $250,000. In determining whether to permit an Eligible Director to purchase a greater amount of stock (and in setting the higher amount available to be purchased) the Board shall take into account such factors, including, without limitation, the scope of the Eligible Director's duties on behalf of the Company, the commitment of time required of such Eligible Director, and the extent to which such Eligible Director's actions are expected to effect the performance of the Company. Delivery of certificates representing shares purchased pursuant to the Plan shall be subject to payment by the Eligible Director of the full purchase price for such shares and the fulfillment of any other requirements established by the Board or necessary to comply with any applicable provisions of law. To the extent deemed necessary or appropriate by the Company, such certificates shall bear appropriate legends.

   Section 5. Amendments and Termination

   The Board may, at any time, amend or discontinue the Plan.

   Section 6. General Provisions

   (a) No Distribution; Compliance with Legal Requirements. The Board may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Board may require the placing of such stock-orders and restrictive legends on certificates for Stock as it deems appropriate.

   (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the Eligible Director, at the Eligible Director's last known address on file with the Company.

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   Other Compensation Arrangements; No Rights to Board Membership. Nothing
contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements for Eligible Directors; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of the right to purchase shares of Stock pursuant to the Plan do not confer upon any Eligible Director any right to continued membership on the Board.

   Section 7. Effective Date of Plan

   The Plan shall become effective upon approval by the Board.

   Section 8. Governing Law

   This Plan shall be governed by the law of the State of Delaware.

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